EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Waste Management Announces Third Quarter Earnings
Company Sees More Than 27% Growth in Diluted Earnings Per Share; Expects to Exceed the Upper End of its Guidance	FOR MORE INFORMATION Waste Management Web site www.wm.com Analysts Ed Egl 713.265.1656 eegl@wm.com Media Toni Beck 713.394.5093 tbeck3@wm.com

HOUSTON — October 27, 2015— Waste Management, Inc. (NYSE: WM) today announced financial results for its quarter ended September 30, 2015. Revenues for the third quarter of 2015 were $3.36 billion compared with $3.60 billion for the same 2014 period. Net income for the quarter was $335 million, or $0.74 per diluted share, compared with net income of $270 million, or $0.58 per diluted share, for the third quarter of 2014. On an as-adjusted basis, excluding certain items, net income in the third quarter of 2014 was $311 million, or $0.67 per diluted share.(b)

The Company’s third quarter 2014 results have been adjusted to exclude approximately $0.14 per diluted share of after-tax net charges primarily related to the restructuring of several corporate functions and legal reserves, and the earnings from businesses and assets divested in 2014, which contributed $0.05 per diluted share to earnings in the third quarter of 2014.(b)

David P. Steiner, President and Chief Executive Officer of Waste Management, commented, “Our third quarter results reflect the impact of our continued commitment to core price, disciplined growth, and cost controls, all of which are driving improvement in our key operating metrics. Each of our net income, operating income and margin, operating EBITDA and margin, and earnings per diluted share improved when compared to the third quarter of 2014.(c)

“We made good progress on improving volumes in the third quarter, as internal revenue growth from our traditional solid waste volumes improved 180 basis points compared to the third quarter of 2014, and we saw positive volume growth in our very profitable industrial line of business. Internal revenue growth from volumes has improved each quarter since the first quarter of 2015, and we expect them to continue to strengthen into 2016 with our continued focus on adding higher margin volumes, and avoiding volume growth at below market rates. In addition, we generated strong free cash flow in the third quarter, allowing us to return $472 million to our shareholders.”

KEY HIGHLIGHTS FOR THE THIRD QUARTER 2015

•    The Company saw a $48 million increase in internal revenue growth from its traditional solid waste business and a $53 million increase in revenues from acquisitions. However, overall revenue declined by 6.7%, or $242 million, compared to the third quarter of 2014. That revenue decline stemmed from a $186 million decline from divestitures, $49 million in lower recycling revenues, $47 million in lower fuel surcharge revenues and $41 million in foreign currency fluctuations.

•    Core price, which consists of price increases and fees, other than the Company’s fuel surcharge, net of rollbacks, was 4.0%.(d) The Company’s continued focus on generating price improvement in traditional solid waste operations was the primary contributor to revenue growth during the current quarter. Internal revenue growth from yield for collection and disposal operations was 1.8%.

•    Internal revenue growth from volume in the Company’s traditional solid waste business declined 0.1% in the third quarter of 2015, an improvement of 180 basis points versus a decline of 1.9% in the third quarter of 2014. Sequentially, this was a 50 basis point improvement from the 0.6% decline in the second quarter of 2015. Overall internal revenue growth from volume declined 1.4% in the third quarter.

•    Average recycling commodity prices were approximately 15.0% lower in the third quarter of 2015 compared with the prior year period. Recycling volumes declined 6.4% in the third quarter. Despite these declines, earnings per diluted share from the Company’s recycling operations were flat when compared to the prior year period as a result of operational improvements in our recycling business.

•    Operating expenses improved by $204 million compared to the prior year period. Excluding divestitures, operating expenses improved $91 million.(b) Lower fuel and subcontractor costs, lower commodity rebates, continued route optimization, and foreign currency fluctuations drove the improvement. As a percent of revenue, operating expenses were 62.4% in the third quarter of 2015, as compared to 63.8% in the third quarter of 2014 after excluding divestitures, an improvement of 140 basis points. (b)

•    SG&A expenses were 9.8% of revenue and improved by $47 million, or 70 basis points, compared with the third quarter of 2014. Excluding divestitures and expenses related to legal reserve adjustments from the third quarter of 2014, SG&A expenses improved by $8 million and 10 basis points as a percent of revenue compared with the third quarter of 2014.(b)

•    Net cash provided by operating activities was $657 million in the third quarter. Results were benefited by operating EBITDA improvement and a $60 million reduction in cash taxes paid, and partially offset by a $40 million payment to complete our withdrawal from the Central States Pension Plan. Capital expenditures were $335 million.

•    Free cash flow was $358 million in the third quarter of 2015 despite higher capital expenditures and the loss of $41 million of free cash flow from businesses divested in 2014.(b) The Company had $36 million of divestiture proceeds in the quarter.

•    The Company returned $472 million to shareholders, including $300 million in share repurchases and $172 million in dividends.

•    The effective tax rate was approximately 32.3% in the third quarter of 2015, compared to the as-adjusted rate of 30.6% in the third quarter of 2014.(b)

Steiner concluded, “We have now produced three consecutive quarters of strong results, and we expect that to continue as we conclude the year and look forward to 2016. Our employees continue to execute well on our pricing, disciplined growth, and cost control strategies. Based upon our results through September, we are confident that we can meet the analysts’ fourth quarter consensus of $0.67 of adjusted earnings per diluted share, which would allow us to exceed the upper end of our 2015 adjusted earnings per diluted share guidance of $2.55. We also expect to exceed the upper end of our full year free cash flow guidance of $1.5 billion.” (b)

_______________

(a)    For purposes of this press release, all references to “Net loss” and “Net income” refer to the financial statement line items “Net income (loss) attributable to Waste Management, Inc.” and “Net income attributable to Waste Management, Inc.,” respectively.

(b)    This press release contains a discussion of non-GAAP measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with (i) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations and (ii) financial measures the Company uses in the management of its business. Accordingly, 2014 net income, earnings per diluted share and effective tax rate, and comparisons to 2014 operating expenses and SG&A expenses, have been presented in certain instances excluding items identified in the reconciliations provided.

The Company’s projected full year 2015 earnings per diluted share is not based on GAAP net earnings per diluted share and are anticipated to be adjusted to exclude the effects of events or circumstances in 2015 that are not representative or indicative of the Company’s results of operations including the items excluded from our as-adjusted first and third quarter results. Projected GAAP earnings per diluted share for the full year would require inclusion of the projected impact of future excluded items, including items that are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of adjusted projected full year earnings per diluted share or projected earnings growth to a GAAP earnings per diluted share projection.

The Company also discusses free cash flow and provides projections of free cash flow. Free cash flow is a non-GAAP measure. The company discusses free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable U.S. GAAP measure. However, the Company believes free cash flow gives investors useful insight into how the Company views its liquidity. Nevertheless, the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as:

•    Net cash provided by operating activities

•    Less, capital expenditures

•    Plus, proceeds from divestitures of businesses (net of cash divested) and other sales of assets.

The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies, and therefore is not subject to comparison.

The quantitative reconciliations of non-GAAP measures used herein to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected earnings per diluted share. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP, and investors are urged to take into account GAAP measures as well as non-GAAP measures in evaluating the Company.

(c)    The Company defines operating EBITDA as income from operations before depreciation and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(d)    Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

The Company will host a conference call at 10:00 AM (Eastern) today to discuss the third quarter 2015 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

The conference call will be webcast live from the Investor Relations section of Waste Management’s website www.wm.com. To access the conference call by telephone, please dial (877) 710-6139 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States or Canada, please dial (706) 643-7398. Please utilize conference ID number 32546520 when prompted by the conference call operator.

A replay of the conference call will be available on the Company’s website www.wm.com and by telephone from approximately 1:00 PM (Eastern) Tuesday, October 27, 2015 through 5:00 PM (Eastern) on Tuesday, November 10, 2015. To access the replay telephonically, please dial (855) 859-2056, or from outside of the United States or Canada dial (404) 537-3406, and use the replay conference ID number 32546520.

The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains a number of such forward-looking statements, including but not limited to statements regarding 2015 fourth quarter and full year earnings per diluted share; 2015 free cash flow; future results from pricing, growth, and cost control strategies; and volume trends, strategies, and improvement. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, increased competition; pricing actions; failure to implement our optimization, growth, and cost savings initiatives and overall business strategy; failure to identify acquisition targets and negotiate attractive terms; failure to consummate or integrate such acquisitions; failure to obtain the results anticipated from acquisitions; environmental and other regulations; commodity price fluctuations; disposal alternatives and waste diversion; declining waste volumes; failure to develop and protect new technology; significant environmental or other incidents resulting in liabilities and brand damage; weakness in economic conditions; failure to obtain and maintain necessary permits; labor disruptions; impairment charges; and negative outcomes of litigation or governmental proceedings. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, for additional information regarding these and other risks and uncertainties applicable to our business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

ABOUT WASTE MANAGEMENT

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management services in North America. Through its subsidiaries, the company provides collection, transfer, recycling and resource recovery, and disposal services. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. The company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com or www.thinkgreen.com.

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Waste Management, Inc.

Condensed Consolidated Statements of Operations

(In Millions, Except Per Share Amounts)

(Unaudited)

	Quarters Ended September 30,
	2015	2014
Operating revenues	$3,360	$3,602
Costs and expenses:
Operating	2,095	2,299
Selling, general and administrative	330	377
Depreciation and amortization	330	329
Restructuring	2	67
(Income) expense from divestitures, asset impairments and unusual items	2	(16)

	2,759	3,056

Income from operations	601	546

Other income (expense):
Interest expense, net	(95)	(116)
Equity in net losses of unconsolidated entities	(9)	(14)
Other, net	(1)	(2)

	(105)	(132)

Income before income taxes	496	414
Provision for income taxes	159	133

Consolidated net income	337	281
Less: Net income attributable to noncontrolling interests	2	11

Net income attributable to Waste Management, Inc.	$335	$270

Basic earnings per common share	$0.75	$0.59

Diluted earnings per common share	$0.74	$0.58

Basic common shares outstanding	449.6	460.8

Diluted common shares outstanding	452.7	463.6

Cash dividends declared per common share	$0.385	$0.375

(1)

Waste Management, Inc.

Earnings Per Share

(In Millions, Except Per Share Amounts)

(Unaudited)

	Quarters Ended September 30,
	2015	2014
EPS Calculation:
Net income attributable to Waste Management, Inc.	$335	$270

Number of common shares outstanding at end of period	446.5	457.9
Effect of using weighted average common shares outstanding	3.1	2.9

Weighted average basic common shares outstanding	449.6	460.8
Dilutive effect of equity-based compensation awards and other contingently issuable shares	3.1	2.8

Weighted average diluted common shares outstanding	452.7	463.6

Basic earnings per common share	$0.75	$0.59

Diluted earnings per common share	$0.74	$0.58

(2)

Waste Management, Inc.

Condensed Consolidated Statements of Operations

(In Millions, Except Per Share Amounts)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating revenues	$9,715	$10,559
Costs and expenses:
Operating	6,204	6,832
Selling, general and administrative	1,000	1,105
Depreciation and amortization	944	985
Restructuring	7	69
(Income) expense from divestitures, asset impairments and unusual items	17	21

	8,172	9,012

Income from operations	1,543	1,547

Other income (expense):
Interest expense, net	(294)	(352)
Loss on early extinguishment of debt	(552)	—
Equity in net losses of unconsolidated entities	(32)	(36)
Other, net	(2)	(7)

	(880)	(395)

Income before income taxes	663	1,152
Provision for income taxes	184	412

Consolidated net income	479	740
Less: Net income (loss) attributable to noncontrolling interests	(1)	32

Net income attributable to Waste Management, Inc.	$480	$708

Basic earnings per common share	$1.06	$1.53

Diluted earnings per common share	$1.05	$1.52

Basic common shares outstanding	454.5	464.0

Diluted common shares outstanding	457.5	466.4

Cash dividends declared per common share	$1.155	$1.125

(3)

Waste Management, Inc.

Earnings Per Share

(In Millions, Except Per Share Amounts)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
EPS Calculation:
Net income attributable to Waste Management, Inc.	$480	$708

Number of common shares outstanding at end of period	446.5	457.9
Effect of using weighted average common shares outstanding	8.0	6.1

Weighted average basic common shares outstanding	454.5	464.0
Dilutive effect of equity-based compensation awards and other contingently issuable shares	3.0	2.4

Weighted average diluted common shares outstanding	457.5	466.4

Basic earnings per common share	$1.06	$1.53

Diluted earnings per common share	$1.05	$1.52

(4)

Waste Management, Inc.

Condensed Consolidated Balance Sheets

(In Millions)

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$113	$1,307
Receivables, net	2,002	1,937
Other	284	397

Total current assets	2,399	3,641
Property and equipment, net	10,659	10,657
Goodwill	5,886	5,740
Other intangible assets, net	495	440
Other assets	963	934

Total assets	$20,402	$21,412

Liabilities and Equity
Current liabilities:
Accounts payable, accrued liabilities, and deferred revenues	$2,227	$2,395
Current portion of long-term debt	215	1,090

Total current liabilities	2,442	3,485
Long-term debt, less current portion	8,835	8,345
Other liabilities	3,868	3,693

Total liabilities	15,145	15,523

Equity:
Waste Management, Inc. stockholders’ equity	5,235	5,866
Noncontrolling interests	22	23

Total equity	5,257	5,889

Total liabilities and equity	$20,402	$21,412

(5)

Waste Management, Inc.

Condensed Consolidated Statements of Cash Flows

(In Millions)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Consolidated net income	$479	$740
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	944	985
Loss on early extinguishment of debt	552	—
Other	223	82
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(226)	4

Net cash provided by operating activities	1,972	1,811

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(473)	(32)
Capital expenditures	(864)	(781)
Proceeds from divestitures of businesses and other assets (net of cash divested)	114	319
Investments in unconsolidated entities	(15)	(23)
Net receipts from restricted trust and escrow accounts, and other	57	(59)

Net cash used in investing activities	(1,181)	(576)

Cash flows from financing activities:
New borrowings	2,060	2,364
Debt repayments	(2,421)	(2,392)
Premiums paid on early extinguishment of debt	(555)	—
Common stock repurchases	(600)	(600)
Cash dividends	(523)	(521)
Exercise of common stock options	53	70
Other, net	3	(28)

Net cash used in financing activities	(1,983)	(1,107)

Effect of exchange rate changes on cash and cash equivalents	(2)	(3)

Increase (decrease) in cash and cash equivalents	(1,194)	125
Cash and cash equivalents at beginning of period	1,307	58

Cash and cash equivalents at end of period	$113	$183

(6)

Waste Management, Inc.

Summary Data Sheet

(Dollar Amounts in Millions)

(Unaudited)

	Quarters Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
Operating Revenues by Lines of Business
Collection
Commercial	$841	$837	$853
Residential	630	631	636
Industrial	594	582	586
Other	92	91	90

Total Collection	2,157	2,141	2,165
Landfill	781	758	758
Transfer	359	362	354
Wheelabrator	—	—	205
Recycling	297	299	351
Other	387	374	405
Intercompany (a)	(621)	(619)	(636)

Operating revenues	$3,360	$3,315	$3,602

	Quarters Ended
	September 30, 2015		September 30, 2014
Analysis of Change in Year Over Year Revenues	Amount	As a % of Total Company	Amount	As a % of Total Company
Average yield (i)	$(22)	-0.6%	$58	1.6%
Volume	(46)	-1.4%	(49)	-1.3%

Internal revenue growth	(68)	-2.0%	9	0.3%
Acquisition	53	1.6%	8	0.2%
Divestitures	(186)	*	(24)	-0.7%
Foreign currency translation	(41)	-1.2%	(12)	-0.3%

	$(242)	-6.7%	$(19)	-0.5%

	Amount	As a % of Related Business	Amount	As a % of Related Business
(i) Average yield
Collection and disposal	$52	1.8%	$68	2.3%
Recycling commodities	(27)	-8.1%	(5)	-1.4%
Electricity	—	0.0%	(5)	-7.4%
Fuel surcharges and mandated fees	(47)	-26.3%	—	0.0%

Total	$(22)	-0.6%	$58	1.6%

	Quarters Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Free Cash Flow Analysis (b)
Net cash provided by operating activities	$657	$672	$1,972	$1,811
Capital expenditures	(335)	(307)	(864)	(781)
Proceeds from divestitures of businesses and other assets (net of cash divested)	36	53	114	319

Free cash flow	$358	$418	$1,222	$1,349

*	Percentage change does not provide a meaningful comparison.
(a)	Intercompany revenues between lines of business are eliminated within the Condensed Consolidated Financial Statements included herein.
(b)	The summary of free cash flows has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(7)

Waste Management, Inc.

Summary Data Sheet

(Dollar Amounts in Millions)

(Unaudited)

	Quarters Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
Balance Sheet Data
Cash and cash equivalents	$113	$273	$183

Debt-to-total capital ratio:
Long-term indebtedness, including current portion	$9,050	$9,106	$10,164
Total equity	5,257	5,407	5,663

Total capital	$14,307	$14,513	$15,827

Debt-to-total capital	63.3%	62.7%	64.2%

Capitalized interest	$4	$4	$4

Acquisition Summary (a)
Gross annualized revenue acquired	$36	$9	$2

Total consideration	$56	$13	$2

Cash paid for acquisitions	$19	$9	$6

Other Operational Data
Internalization of waste, based on disposal costs	65.7%	66.4%	68.1%

Total landfill disposal volumes (tons in millions)	26.1	25.4	25.5
Total waste-to-energy disposal volumes (tons in millions) (b)	—	—	1.9

Total disposal volumes (tons in millions)	26.1	25.4	27.4

Active landfills	252	254	258

Landfills reporting volume	235	236	240

Amortization, Accretion and Other Expenses for Landfills Included in Operating Groups:
Landfill amortization expense -
Cost basis of landfill assets	$94.0	$90.2	$88.6
Asset retirement costs	24.8	20.8	14.6

Total landfill amortization expense (c) (d)	118.8	111.0	103.2
Accretion and other related expense	19.3	19.0	19.0

Landfill amortization, accretion and other related expense	$138.1	$130.0	$122.2

(a)	Represents amounts associated with business acquisitions consummated during the indicated periods except for Cash paid for acquisitions, which may include cash payments for business acquisitions consummated in prior quarters.
(b)	WTI included for comparison purposes only, WTI was divested in Q4 2014.
(c)	The quarter ended September 30, 2015 as compared to the quarter ended June 30, 2015 reflects an increase in amortization expense of approximately $7.8 million, primarily due to changes in landfill estimates identified in both quarters and by an increase in volumes primarily due to seasonality.
(d)	The quarter ended September 30, 2015 as compared to the quarter ended September 30, 2014 reflects an increase in amortization expense of approximately $15.6 million primarily due to changes in landfill estimates identified in both quarters.

(8)

Waste Management, Inc.

Reconciliation of Certain Non-GAAP Measures

(Dollars In Millions, Except Per Share Amounts)

(Unaudited)

	Quarter Ended September 30, 2014
Adjusted Net Income and Earnings Per Diluted Share	After-tax Amount	Tax (Expense) / Benefit	Per Share Amount
Net Income and Diluted EPS, as reported	$270		$0.58
Adjustments to Net Income and Diluted EPS:
Restructuring charges	44	23
Legal reserves	29	2
(Income) from divestitures, asset impairments and unusual items	(7)	(5)

	66		0.14

Net Income and Diluted EPS, as adjusted	$336		$0.72
Earnings from businesses and assets divested in 2014 (a)	(25)	(14)	(0.05)

Further Adjusted Net Income and Diluted EPS	$311		$0.67	(b)

	Quarters Ended September 30,
Adjusted SG&A Expenses and Adjusted SG&A as a Percent of Revenues	2015	2014
As reported:
Operating revenues	$3,360	$3,602
SG&A expenses	$330	$377
Adjustments:
Operating revenues—Businesses and assets divested in 2014	$—	$(176)
SG&A expenses—Legal reserves	$—	$(31)
SG&A expenses—Businesses and assets divested in 2014	$—	$(8)
As adjusted:
Operating revenues	$3,360	$3,426
SG&A expenses (c)	$330	$338
Adjusted SG&A Expenses as a Percent of Revenues (c)	9.8%	9.9%

(a)	Primarily includes the divestiture of our waste-to-energy business and other solid waste assets.
(b)	Earnings per diluted share for the third quarter of 2015 were $0.74, an improvement of $0.07, or over 10%, as compared with the prior year period adjusted results, as further adjusted to exclude amounts attributed to businesses and assets divested in 2014.
(c)	After excluding divestitures and legal reserve adjustments from the third quarter of 2014, SG&A expenses improved by $8 million, or 10 basis points, to 9.8% of revenues, as compared with the prior year period.

(9)

Waste Management, Inc.

Reconciliation of Certain Non-GAAP Measures

(Dollars In Millions, Except Per Share Amounts)

(Unaudited)

	Quarter Ended September, 2014
Adjusted Tax Expense Reconciliation and Effective Tax Rate	Pre-tax Income / (Loss)	Tax Expense / (Benefits)	Effective Tax Rate (a)
As reported amounts	$414	$133	32.1%
Adjustments to Tax Expense:
Restructuring charges	67	23
Legal reserves	31	2
(Income) from divestitures, asset impairments and unusual items	(12)	(5)

As adjusted amounts	$500	$153	30.6%

	Nine Months Ended September 30,
Adjusted Net Cash Provided by Operating Activities	2015	2014
Net cash provided by operating activities, as reported	$1,972	$1,811
Adjustment:
Businesses and assets divested in 2014	$—	$(118)
Net cash provided by operating activities, as adjusted	$1,972	$1,693	16.5	%(b)

	Scenario 1	Scenario 2
Full Year 2015 Free Cash Flow Reconciliation (c)
Net cash provided by operating activities	$2,600	$2,800
Capital expenditures	(1,200)	(1,300)
Proceeds from divestitures of businesses and other assets (net of cash divested)	50	100

Free Cash Flow	$1,450	$1,600

(a)	The Company calculates its effective tax rate based on actual dollars. Rounding differences occurred when the effective tax rate was calculated using Pre-tax Income and Tax Expense amounts included in the table above, as these items have been rounded in millions.
(b)	Net cash provided by operating activities for the first nine months of 2015 was 1,972 million, an improvement of $279 million and a 16.5% increase, as compared with the prior year period, as adjusted to exclude amounts attributed to businesses and assets divested in 2014.
(c)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2015. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

(10)

Waste Management, Inc.

Reconciliation of Certain Non-GAAP Measures

(Dollars In Millions, Except Per Share Amounts)

(Unaudited)

	Quarter Ended September 30, 2015
Income from Operations, Operating EBITDA and each as a percent of Revenues	Amount		As a % of Revenues
Operating Revenues, as reported	$3,360
Income from Operations, as reported	$601	(a)	17.9	%(a)
Depreciation and amortization	330

Operating EBITDA, as reported	$931	(b)	27.7	%(b)

	Quarter Ended September 30, 2014
Adjusted Income from Operations, Adjusted Operating EBITDA and each as a percent of Adjusted Revenues	Amount		As a % of Revenues
Operating Revenues, as reported	$3,602
Adjustments to Operating Revenues:
Businesses and assets divested in 2014	(176)

Adjusted Operating Revenues	$3,426
Income from Operations, as reported	$546
Adjustments to Income from Operations:
Restructuring charges	67
Legal reserves	31
(Income) from divestitures, asset impairments and unusual items	(16)
Businesses and assets divested in 2014	(51)

Adjusted Income from Operations	$577	(a)	16.8	%(a)
Depreciation and amortization (c)	325

Adjusted Operating EBITDA	$902	(b)	26.3	%(b)

(a)	Income from operations improved by $24 million, or 110 basis points, as compared with the prior year period adjusted results, as further adjusted to exclude amounts attributed to businesses and assets divested in 2014.
(b)	Operating EBITDA improved by $29 million, or 140 basis points, to 27.7% of revenues, as compared with the prior year period adjusted results, as further adjusted to exclude amounts attributed to businesses and assets divested in 2014.
(c)	Depreciation and amortization has been adjusted to exclude amounts attributed to businesses and assets divested in 2014. See page 12 for a reconciliation.

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Waste Management, Inc.

Supplemental Data - Q3 2014 Impact of Divestitures

(Dollars In Millions, Except Per Share Amounts)

(Unaudited)

The following table presents certain financial measures that have been adjusted to exclude amounts attributed to divestitures during 2014, primarily our waste-to-energy business and other solid waste assets. These pro-forma 2014 financial measures are non-GAAP measures and should not be considered a substitute for the as-reported amounts. We have included this information because the Company had significant divestitures in 2014; accordingly, management believes that presenting certain financial measures as adjusted to exclude amounts attributed to divested operations and assets will provide investors with a more meaningful comparison to 2015 results.

	Quarter ended September 30, 2014
Selected Financial Information	Results	LESS: Amounts Attributed to Divestitures	Pro-Forma
Operating Revenues	$3,602	$176	$3,426
Operating Expenses	$2,299	$113	$2,186	(b)
SG&A Expenses (a)	$346	$8	$338
Depreciation and Amortization	$329	$4	$325
Income From Operations (a)	$628	$51	$577
Operating EBITDA (a)	$957	$55	$902
Net Income (a)	$336	$25	$311
Earnings Per Diluted Share (a)	$0.72	$0.05	$0.67
Net Cash Provided by Operating Activities	$672	$45	$627
Capital Expenditures	$307	$4	$303
Proceeds from Divestitures	$53	$39	$14
Free Cash Flow	$418	$80	$338	(c)

(a)	These amounts have been adjusted for items excluded from the Company’s as-adjusted results in the third quarter of 2014. For a reconciliation of these adjusted amounts to the most comparable GAAP measure, please see: SG&A expenses on page 9; income from operations and operating EBITDA on page 11, and net income and earnings per diluted share on page 9.
(b)	As-reported operating expenses for the third quarter of 2015 were $2,095 million. As a result, after excluding divestitures from the third quarter of 2014, operating expenses improved by $91 million, or 140 basis points, to 62.4% of revenues, as compared with the prior year period.
(c)	Free cash flow was $358 million in the third quarter of 2015. Excluding free cash flow from businesses and assets divested in 2014, free cash flow improved $20 million when compared with the prior year period. Please see note (b) to the earnings press release for a definition and additional information regarding our use of this non-GAAP measure.

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Waste Management, Inc.

Supplemental Data - 2014 Impact of Divestitures by Quarter

(Dollars In Millions, Except Per Share Amounts)

(Unaudited)

The following table presents certain financial results attributed to divestitures during 2014, primarily our waste-to-energy business and other solid waste assets. We have included this information because the Company had significant divestitures in 2014; accordingly, management believes that providing this additional detail regarding prior financial results attributed to divested operations and assets will help investors understand the Company’s 2015 financial projections and provide investors with more meaningful comparisons to 2015 results.

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Year 2014
Gross Operating Revenues	$253	$218	$204	$177	$852
Intercompany Operating Revenues	(35)	(29)	(28)	(26)	(118)

Net Operating Revenues	$218	$189	$176	$151	$734

Operating Expenses	$155	$134	$113	$93	$495
SG&A Expenses	$12	$13	$8	$6	$39
Depreciation and Amortization	$15	$16	$4	$1	$36
Income from Operations	$36	$26	$51	$51	$164
Operating EBITDA (a)	$51	$42	$55	$52	$200
Net Income	$16	$9	$25	$30	$80
Earnings per Diluted Share	$0.04	$0.02	$0.05	$0.07	$0.18
Net Cash Provided by Operating Activities	$57	$16	$45	$22	$140
Capital Expenditures	$2	$3	$4	$1	$10
Proceeds from Divestitures	$155	$65	$39	$1,921	$2,180
Free Cash Flow (b)	$210	$78	$80	$1,942	$2,310

(a)	Management refers to GAAP income from operations, before depreciation and amortization, as operating EBITDA.
(b)	Please see note (b) to the earnings press release for a definition and additional information regarding our use of this non-GAAP measure.

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